UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 4, 2015

VACCINOGEN, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-54997	14-1997223
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

979 Fell Street, Baltimore, MD	21231
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 387-4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 4, 2015, the Board of Directors (the “Board”) of Vaccinogen, Inc., a Maryland corporation (the “Company”) announced the promotion of Peter Morsing, Ph.D., age 57, to the position of Chief Operating Officer (COO), effective immediately.

Dr. Morsing joined Vaccinogen in January 2015 as Global Head of Business Development & Strategy. Dr. Morsing brings almost 20 years of pharmaceutical and business development experience to the Vaccinogen leadership team. Previously, he held roles of increasing responsibility with AstraZeneca from September 1995 to September 2002 and March 2005 to January 2015, where he most recently served as Search and Evaluation Director and was responsible for the identification and evaluation of novel therapeutic approaches to treat cardiovascular and metabolic diseases. Also during his tenure with AstraZeneca, he was Licensing Director, Strategic Partnering and Business Development, leading global teams in the evaluation of external therapeutic licensing opportunities specializing in diabetes and obesity. From September 2002 to December 2004, Dr. Morsing served as Portfolio Manager for the Second Swedish National Pension Fund where he was responsible for evaluating and managing investments in the pharmaceutical and biotechnology sectors. He holds a Ph.D. in Medical Science from Lund University in Sweden and formerly held academic appointments at Gothenburg University, the University of North Carolina at Chapel Hill, and Lund University. He also served as a Postdoctoral Fellow at Yale University.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1	Press release of Vaccinogen, Inc. dated November 4, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VACCINOGEN, INC.

Date: November 10, 2015	By:	/s/ Andrew L. Tussing
Andrew L. Tussing
President and Chief Executive Officer

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INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press release of Vaccinogen, Inc. dated November 4, 2015

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